Exhibit 99.1
COMPANY CONTACT
Chris King
(240) 744-1150
FOR IMMEDIATE RELEASE
TUESDAY, MARCH 1, 2011
DIAMONDROCK HOSPITALITY COMPANY REPORTS STRONG FOURTH QUARTER AND FULL YEAR 2010 RESULTS AND REINSTATES DIVIDEND
BETHESDA, Maryland, Tuesday March 1, 2011 — DiamondRock Hospitality Company (the “Company”) (NYSE: DRH) today announced results of operations for its fourth fiscal quarter and the full fiscal year ended December 31, 2010. The Company is a lodging focused real estate investment trust that owns twenty-three premium hotels in North America and holds a senior mortgage loan secured by another premium hotel.
Mark W. Brugger, Chief Executive Officer of DiamondRock Hospitality Company, stated, “Results for the fourth quarter were impressive, with particularly strong performances from Vail, Chelsea New York City and Griffin Gate. Overall, we were pleased by our successes in 2010, including strong results from our portfolio, the completion of four major acquisitions, and well executed capital markets transactions to position the Company for growth. We are continuing this success in 2011 with the recently announced agreement to acquire a hotel under development in Times Square, New York City and our successful $150 million equity offering in January.”
Fourth Quarter 2010 Highlights
•	Pro Forma RevPAR: The Company’s Pro Forma RevPAR was $111.61, an increase of 8.3 percent from the comparable period in 2009. Pro Forma RevPAR is calculated assuming the Company owned all of its 23 hotels for all of 2010 and 2009.

•	Pro Forma Hotel Adjusted EBITDA Margins: The Company’s Pro Forma Hotel Adjusted EBITDA margin was 26.37%, an increase of 398 basis points from the comparable period in 2009. Pro Forma Hotel Adjusted EBITDA margin is calculated assuming the Company owned all of its 23 hotels for all of 2010 and 2009. Hotel Adjusted EBITDA margins were positively impacted approximately 200 basis points from favorable property tax adjustments recorded during the fourth quarter at the Company’s hotels in Chicago and New York.

•	Adjusted EBITDA: The Company’s Adjusted EBITDA was $51.2 million.

•	Adjusted FFO: The Company’s Adjusted FFO was $34.3 million and Adjusted FFO per diluted share was $0.22.
Full Year 2010 Highlights
•	Significant Acquisitions: The Company successfully completed four transactions representing a total investment of $326 million as follows:

•	The Hilton Minneapolis Hotel was acquired for $157 million.

•	The Allerton Hotel Senior Mortgage Loan was acquired for $60 million.

•	The Renaissance Charleston Historic District Hotel was acquired for $40 million.

•	The Hilton Garden Inn Chelsea/New York City Hotel was acquired for $69 million.
•	Credit Facility: The Company amended and restated its $200 million senior unsecured revolving credit facility that now matures in 2014, which includes a one year extension option.

•	Successful Equity Raises: The Company raised $210 million during the year through offerings of its common stock.

•	Frenchman’s Reef Capital Investment Program: The Company is continuing to execute on its comprehensive $45 million renovation and repositioning of the Frenchman’s Reef & Morning Star Marriott Beach Resort.

•	Pro Forma RevPAR: The Company’s Pro Forma RevPAR was $109.43 an increase of 4.8 percent compared to the same period in 2009. Pro Forma RevPAR is calculated assuming the Company owned all of its 23 hotels for all of 2010 and 2009.

•	Pro Forma Hotel Adjusted EBITDA Margins: The Company’s Pro Forma Hotel Adjusted EBITDA margin was 24.48%, an increase of 153 basis points from the comparable period in 2009. Pro Forma Hotel Adjusted EBITDA margin is calculated assuming the Company owned all of its 23 hotels for all of 2010 and 2009.

•	Adjusted EBITDA: The Company’s Adjusted EBITDA was $138.5 million.

•	Adjusted FFO: The Company’s Adjusted FFO was $90.3 million and Adjusted FFO per diluted share was $0.63.
Operating Results
Please see “Certain Definitions” and “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDA,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA Margins,” “FFO” and “Adjusted FFO.” Moreover, the discussions of “Pro Forma RevPAR” and “Pro Forma Hotel Adjusted EBITDA Margins” assume the Company owned all of its 23 hotels since January 1, 2009. All other discussions of RevPAR and Hotel Adjusted EBITDA Margins assume that the three acquired hotels were owned by the Company for the period of 2009 comparable to its 2010 ownership period.
For the fourth quarter beginning September 11, 2010 and ended December 31, 2010, the Company reported the following:
•	Pro Forma RevPAR increase of 8.3% and Pro Forma Hotel Adjusted EBITDA margin increase of 398 basis points.

•	Revenues of $209.3 million compared to $175.7 million for the comparable period in 2009.

•	Adjusted EBITDA of $51.2 million compared to $32.9 million for the comparable period in 2009.

•	Adjusted FFO of $34.3 million and Adjusted FFO per diluted share of $0.22 compared to $22.1 million and $0.18, respectively, for the comparable period in 2009.

•	Net income of $1.9 million (or $0.01 per diluted share) compared to net loss of $9.0 million (or $0.07 per diluted share) for the comparable period in 2009.

Including acquisitions for the Company’s 2010 ownership period only, fourth quarter RevPAR increased 8.3 percent (from $103.01 to $111.54) from the comparable period in 2009, driven by a 4.5 percent increase in the average daily rate (from $155.36 to $162.28) and a 2.4 percentage point increase in occupancy (from 66.3 percent to 68.7 percent). Fourth quarter Hotel Adjusted EBITDA margin increased 399 basis points (from 22.37% to 26.36%) from the comparable period in 2009. The calculation of RevPAR has been adjusted to account for the 80 rooms out of service at Frenchman’s Reef during the Hurricane Earl remediation, which occurred from September 1, 2010 through December 20, 2010.
For the year 2010, the Company reported the following:
•	Pro Forma RevPAR increase of 4.8% and Pro Forma Hotel Adjusted EBITDA margin increase of 153 basis points. Pro Forma RevPAR and Hotel Adjusted EBITDA margin changes are calculated assuming the Company owned all of its 23 hotels for the entire years of 2010 and 2009.

•	Revenues of $624.4 million compared to $575.7 million for the comparable period in 2009.

•	Adjusted EBITDA of $138.5 million compared to $113.4 million for the comparable period in 2009.

•	Adjusted FFO of $90.3 million and Adjusted FFO per diluted share of $0.63 compared to $82.8 million and $0.77, respectively, for the comparable period in 2009.

•	Net loss of $9.2 million (or $0.06 per diluted share) compared to net loss of $11.1 million (or $0.10 per diluted share) for the comparable period in 2009.
Including acquisitions for the Company’s 2010 ownership period only, full year RevPAR increased 4.5 percent (from $104.68 to $109.40) from the comparable period in 2009, driven by a 2.4 percentage point increase in occupancy (from 68.1 percent to 70.5 percent) and a 1.0 percent increase in the average daily rate (from $153.74 to $155.29). Full year Hotel Adjusted EBITDA margin increased 144 basis points (from 22.81% to 24.25%) from the comparable period in 2009. The calculation of RevPAR has been adjusted to account for the 80 rooms out of service at Frenchman’s Reef during the Hurricane Earl remediation, which occurred from September 1, 2010 through December 20, 2010.
2010 Hotel Acquisitions
The Company acquired three hotels in 2010. These three hotels had an average full year RevPAR growth of 11.5% over 2009.
On June 16, 2010, the Company acquired the 821-room Hilton Minneapolis in Minneapolis, Minnesota, for total consideration of approximately $157 million. The Minneapolis hotel market exceeded industry growth as shown by the full year 2010 RevPAR increase of approximately 7.8% for this hotel. The growth outlook for the Hilton Minneapolis remains strong with the 2011 booking pace up over 11% compared to the same time last year.
On August 6, 2010, the Company acquired the 166-room Renaissance Charleston Historic District Hotel in Charleston, South Carolina for total consideration of approximately $40 million. The “off-market” acquisition was sourced through the Company’s strategic sourcing relationship with Marriott International, Inc. The hotel is located in Charleston’s historic district and is proximate to historical attractions, shopping and dining in downtown Charleston. This hotel experienced RevPAR growth in the fourth quarter of almost 10%. In addition, the demand from Boeing continued to accelerate during the fourth quarter as the construction on the Dreamliner production plant in Charleston progressed.
On September 8, 2010, the Company acquired the 169-room Hilton Garden Inn Chelsea located in New York City for total consideration of approximately $69 million. The Company retained the existing manager subject to a new, short-term management agreement. The hotel is recently constructed and opened during the fourth quarter of 2007. The hotel benefited from the continuing resurgence in the New York City hotel market, with RevPAR growth of over 27% in the fourth quarter and over 25% for the full year.

Times Square Development Acquisition
On January 18, 2011, the Company entered into a purchase and sale agreement to acquire, upon completion (expected in 2013), a hotel property under development on West 42nd Street in Times Square, New York City. Upon completion by the third-party developer, the hotel is expected to contain approximately 250 to 300 guestrooms. The contractual purchase price will range from approximately $112.5 million to $135 million, depending upon the final number of guestrooms, or approximately $450,000 per guestroom. The number of guestrooms could be increased to approximately 400 guest rooms if certain required permits, approvals and consents are obtained, which would result in the contractual purchase price increasing to approximately $178 million, or $445,000 per guestroom. The contract is for a fixed-price (which varies only by total guestrooms built and the completion date for the hotel) and the Company is not assuming any construction risk, including not assuming the risk of construction cost overruns.
Follow-on Equity Offering
The Company completed a follow-on public offering of its common stock during January 2011. The Company sold 12,418,662 shares of its common stock, including exercise of the underwriter’s option to purchase 1,418,662 additional shares, at an offering price of $12.07 per share. The net proceeds, after deduction of offering costs, were approximately $149.6 million.
Dividends
The Company’s Board of Directors has declared a quarterly dividend of $0.08 per share to stockholders of record as of March 25, 2011. The dividend will be paid on April 7, 2011.
New Line of Credit
On August 6, 2010, the Company amended and restated its $200 million senior unsecured revolving credit facility for a new term of 3 years. The Company may extend the maturity date of the credit agreement for an additional year upon the payment of applicable fees and satisfaction of certain customary conditions. The interest rate for the credit facility ranges from 275 to 375 basis points over LIBOR, depending on the Company’s leverage. The credit facility has a LIBOR floor of 100 basis points. The facility may be increased to $275 million with the lenders’ consent.
Frenchman’s Reef Repositioning Update
The Company is continuing to execute on its comprehensive $45 million capital investment program at the Frenchman’s Reef & Morning Star Marriott Beach Resort (“Frenchman’s Reef”). The Company will exclude Frenchman’s Reef from its comparable hotels when reporting 2011 hotel operating statistics in order to give investors a more accurate portrait of the performance of its portfolio compared to national trends.
The repositioning program is projected to include the following key elements:
•	Reinvented Pool — The Company plans a major redesign of the pool with state of the art features, including multiple pools, cascading waterfalls, Bali beds, a sundeck and a new swim-up bar.

•	Guestroom Renovation — Each of the guestrooms and bathrooms is expected to feature new modern design elements to enhance lighting, comfort and feel. A renowned interior design firm is the designer for the new guestrooms and bathrooms.

•	Spa Upgrade and Expansion — The Company plans to reinvent and double the size of the existing spa. The plans incorporate the creation of a dedicated spa pool and additional treatment rooms.

•	Infrastructure Improvements — The Company intends to invest $15 million to comprehensively redesign the mechanical plant to allow the hotel to generate its own electricity, improve air flow in common spaces and replace packaged terminal air conditioners in the guestrooms with a central system. These enhancements are expected to greatly reduce the energy consumption and cost per kilowatt hour and generate a significant return on investment while improving guest comfort.

•	Other Resort Upgrades — In addition to the above, the Company intends to provide for upgrades to the food and beverage outlets, renovation of the main ballroom, balcony upgrades, renovations to the boat dock and improvements to other facilities designed to enhance the guest experience.
The majority of the renovation and repositioning program is expected to occur during the summer of 2011 when two of the resort’s four buildings (representing approximately 300 guestrooms) will close during the seasonally slow period between May and September. During this time, the Company expects renovation disruption to displace approximately $14 million in hotel revenue and $5.5 million in Hotel Adjusted EBITDA compared to the same period in 2010.
The Company intends to fund the renovation and repositioning program from available corporate cash and, if necessary, borrowings under its credit facility. Marriott has agreed to fund a portion of the expense, demonstrating its commitment to Frenchman’s Reef. In addition to funding from Marriott and existing escrow reserves, the Company expects its total cash expenditure to be approximately $35 million over the next two years.
Elements of the renovation and repositioning program began during the third quarter of 2010. In order to minimize disruption by taking advantage of the low occupancy summer months, several projects in the Sea Cliff tower were started in August 2010, including installation of a new roof, tile surrounds in the guest bathrooms and balcony upgrades. The hotel was damaged by Hurricane Earl, which impacted the U.S. Virgin Islands during the Sea Cliff construction in late August 2010. The remediation costs related to the damage caused by Hurricane Earl were below the Company’s insurance policy deductible for damages from a named windstorm event. The Company incurred $1.6 million during 2010 to remediate damage from Hurricane Earl, which is added back to Adjusted EBITDA and Adjusted FFO due to the unusual nature of these costs.
Extension of Frenchman’s Reef Tax Holiday
The Company was party to a tax agreement with the USVI that reduced the income tax rate for Frenchman’s Reef to approximately 4%. This agreement expired in February 2010, at which time the income tax rate increased to 37.4%. On December 13, 2010, the Governor of the USVI approved an extension of the tax agreement for a period of 5 years, retroactive to February 2010 and subject to another renewal in February 2015. The extension modified the tax exemption rates from the previous agreement. The income tax rate is now approximately 7%, an 81% exemption. Furthermore, the Company is now subject to a 90% exemption from real estate and gross receipt taxes, which are recorded in other hotel expenses, whereas it was 100% exempt under the prior tax agreement.
Allerton Hotel Mortgage Loan Update
The Company owns the senior mortgage loan secured by the Allerton Hotel, located in downtown Chicago, Illinois. The loan matured in January 2010 and is in default. The Company continues to prosecute the foreclosure initially filed in April 2010, which would result in DiamondRock owning the Allerton Hotel. However, no assurance can be given that the foreclosure proceedings will be successful. The matter may be resolved without foreclosure if the borrower repays the senior loan in full, including any default interest. Recognition of interest income on the Allerton loan is dependent upon having a reasonable expectation about the timing and amount of cash payments expected to be collected from the borrower. Due to the uncertainty of the timing and amount of cash payments expected, the Company is not accruing any interest income on the Allerton loan. However, the Company includes all cash received from the borrower in its calculations of Adjusted EBITDA and Adjusted FFO. As of December 31, 2010, the Company had received cash interest payments from the borrower totaling $2.7 million. Subsequent to December 31, 2010, the Company received an additional $0.1 million in cash interest payments. The Company’s 2011 Adjusted EBITDA and Adjusted FFO guidance assumes $3.0 million of cash interest payments received on the Allerton loan.
Balance Sheet
As of the end of 2010, the Company had approximately $84 million of unrestricted cash on hand and $781 million of debt outstanding, which consisted solely of fixed rate, property-specific mortgage debt with no near-term maturities. Thirteen of the Company’s 23 hotels are unencumbered by mortgage debt and the Company’s $200 million senior unsecured credit facility remains untapped. Following the January 2011 equity offering and payment of the deposit on the Times Square development hotel, the Company currently has over $210 million of unrestricted cash on hand.
The Company continues to maintain its straightforward capital structure. As of December 31, 2010, the Company had no preferred equity outstanding and continued to own 100% of its properties directly.
Outlook and Guidance
The Company is providing guidance, but does not undertake to update it for any developments in its business. Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the Securities and Exchange Commission. The RevPAR guidance assumes that the acquired hotels were owned by the Company for all of 2010 and excludes Frenchman’s Reef for all of 2011 because it will be partially closed for the planned renovation. In addition, no acquisitions are assumed in 2011 for purposes of providing guidance.
The Company’s outlook for 2011 is based on continuing positive economic and travel trends. In particular, the Company now expects:
•	Hotel industry RevPAR growth of 6 percent to 8 percent from 2010.

•	DiamondRock’s portfolio RevPAR to increase 6 percent to 8 percent from 2010.

•	Adjusted EBITDA of $156 million to $160 million.

•	Adjusted FFO of $100 million to $103 million, which assumes income tax expense to range from $7 million to $9 million.

•	Adjusted FFO per share of $0.60 to $0.62 based on 166.7 million diluted weighted average shares.
Earnings Call
The Company will host a conference call to discuss its fourth quarter results on Tuesday, March 1, 2011, at 10:00 a.m. Eastern Time (ET). To participate in the live call, investors are invited to dial 888-713-4211 (for domestic callers) or 617-213-4864 (for international callers). The participant passcode is 46130263. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com. A replay of the webcast will also be archived on the website for one year.

About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of premium hotel properties. The Company owns 23 premium hotels with over 10,700 rooms and holds the senior mortgage loan on another premium hotel. The Company’s hotels are generally operated under globally recognized brands such as Hilton, Marriott, and Westin. For further information, please visit DiamondRock Hospitality Company’s website at www.drhc.com.
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; risks associated with the foreclosure proceedings on the Allerton Hotel; risks associated with the development of a hotel by a third-party developer; risks associated with the planned renovation and repositioning of the Frenchman’s Reef & Morning Star Marriott Beach Resort and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Reporting Periods for Statement of Operations
The results reported in the Company’s consolidated statements of operations are based on results of its hotels reported by hotel managers. The Company’s hotel managers use different reporting periods. Marriott International, the manager of most of the Company’s properties, uses a fiscal year ending on the Friday closest to December 31 and reports 12 weeks of operations for the first three quarters and 16 or 17 weeks for the fourth quarter of the year for its domestic managed hotels. In contrast, Marriott International for its non-domestic hotels (including Frenchman’s Reef), Davidson Hotel Company, manager of the Westin Atlanta North, Vail Resorts, manager of the Vail Marriott, Hilton Hotels Corporation, manager of the Conrad Chicago and the Hilton Minneapolis, Westin Hotel Management, L.P., manager of the Westin Boston Waterfront and Alliance Hospitality Management, manager of the Hilton Garden Inn Chelsea report results on a monthly basis. Additionally, the Company, as a REIT, is required by U.S. federal tax laws to report results on a calendar year basis. As a result, the Company has adopted the reporting periods used by Marriott International for its domestic hotels, except that the fiscal year always ends on December 31 to comply with REIT rules. The first three fiscal quarters end on the same day as Marriott International’s fiscal quarters but the fourth quarter ends on December 31 and full year results, as reported in the statement of operations, always include the same number of days as the calendar year.
Two consequences of the reporting cycle the Company has adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) the first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years.
While the reporting calendar the Company adopted is more closely aligned with the reporting calendar used by the manager of most of its properties, one final consequence of the calendar is the Company is unable to report any results for Frenchman’s Reef, Westin Atlanta North, Vail Marriott, Conrad Chicago, Westin Boston Waterfront, Hilton Minneapolis or Hilton Garden Inn Chelsea for the month of operations that ends after its fiscal quarter-end because none of Vail Resorts, Davidson Hotel Company, Hilton Hotels Corporation, Westin Hotel Management, L.P., Alliance Hospitality Management and Marriott International make mid-month results available. As a result, the quarterly results of operations include results from Frenchman’s Reef, Westin Atlanta North, Vail Marriott, Conrad Chicago, Westin Boston Waterfront, Hilton Minneapolis and Hilton Garden Inn Chelsea as follows: first quarter (January and February), second quarter (March to May), third quarter (June to August) and fourth quarter (September to December). While this does not affect full-year results, it does affect the reporting of quarterly results.
Ground Leases
Five of the Company’s hotels are subject to ground leases: Bethesda Marriott Suites, Courtyard Manhattan Fifth Avenue, Salt Lake City Downtown Marriott, Westin Boston Waterfront and Hilton Minneapolis. In addition, part of a parking structure at a sixth hotel and the golf courses at two additional hotels are also subject to ground leases. In accordance with U.S. generally accepted accounting principles, the Company records rent expense on a straight-line basis for ground leases that provide minimal rental payments that increase in pre-established amounts over the remaining term of the ground lease. For the fourth quarter 2010, contractual cash rent payable on the ground leases totaled $2.4 million and the Company recorded approximately $4.4 million in ground rent expense. The non-cash portion of ground rent expense recorded for the fourth quarter 2010 was $2.0 million. The Company’s 2011 guidance assumes ground rent expense of approximately $14 million, which consists of approximately $8 million of contractual ground rent and non-cash ground rent of approximately $6 million.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED BALANCE SHEETS
December 31, 2010 and 2009

	2010	2009
	(In thousands, except share amounts)
ASSETS
Property and equipment, at cost	$2,468,289	$2,171,311
Less: accumulated depreciation	(396,686)	(309,224)

	2,071,603	1,862,087

Restricted cash	51,936	31,274
Due from hotel managers	50,715	45,200
Note receivable	57,951	—
Favorable lease assets, net	42,622	37,319
Prepaid and other assets	50,089	58,607
Cash and cash equivalents	84,201	177,380
Deferred financing costs, net	5,492	3,624

Total assets	$2,414,609	$2,215,491

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage debt	$780,880	$786,777
Senior unsecured credit facility	—	—

Total debt	780,880	786,777

Deferred income related to key money, net	19,199	19,763
Unfavorable contract liabilities, net	83,613	82,684
Dividends declared and unpaid	—	41,810
Due to hotel managers	36,168	29,847
Accounts payable and accrued expenses	81,232	79,104

Total other liabilities	220,212	253,208

Stockholders’ Equity:
Preferred stock, $.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 200,000,000 shares authorized; 154,570,543 and 124,299,423 shares issued and outstanding at December 31, 2010 and 2009, respectively	1,546	1,243
Additional paid-in capital	1,558,047	1,311,053
Accumulated deficit	(146,076)	(136,790)

Total stockholders’ equity	1,413,517	1,175,506

Total liabilities and stockholders’ equity	$2,414,609	$2,215,491

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
Fiscal Quarters Ended December 31, 2010 and 2009
(in thousands, except per share amounts)

	2010	2009
	(unaudited)	(unaudited)
Revenues:
Rooms	$136,446	$111,378
Food and beverage	62,671	54,922
Other	10,189	9,430

Total revenues	209,306	175,730

Operating Expenses:
Rooms	35,385	30,222
Food and beverage	41,681	38,078
Management fees	8,383	6,313
Other hotel expenses	70,316	65,580
Impairment of favorable lease asset	—	1,256
Depreciation and amortization	29,186	25,417
Hotel acquisition costs	200	—
Corporate expenses	5,526	7,222

Total operating expenses	190,677	174,088

Operating income	18,629	1,642

Interest income	(147)	(103)
Interest expense	15,069	17,935

Total other expenses	14,922	17,832

Income (Loss) before income taxes	3,707	(16,190)

Income tax (expense) benefit	(1,839)	7,175

Net income (loss)	$1,868	$(9,015)

Earnings (Loss) per share:
Basic and diluted earnings (loss) per share	$0.01	$(0.07)

Weighted-average number of common shares outstanding:
Basic	154,585,849	120,602,279

Diluted	155,832,957	120,602,279

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended December 31, 2010 and 2009
(in thousands, except per share amounts)

	2010	2009

Revenues:
Rooms	$403,527	$365,039
Food and beverage	189,291	177,345
Other	31,553	33,297

Total revenues	624,371	575,681

Operating Expenses:
Rooms	106,895	97,089
Food and beverage	128,429	124,046
Management fees	22,017	19,556
Other hotel expenses	222,548	212,282
Impairment of favorable lease asset	—	2,542
Depreciation and amortization	88,464	82,729
Hotel acquisition costs	1,436	—
Corporate expenses	16,385	18,317

Total operating expenses	586,174	556,561

Operating income	38,197	19,120

Interest income	(797)	(368)
Interest expense	45,524	51,609

Total other expenses	44,727	51,241

Loss before income taxes	(6,530)	(32,121)

Income tax (expense) benefit	(2,642)	21,031

Net loss	$(9,172)	$(11,090)

Loss per share:
Basic and diluted loss per share	$(0.06)	$(0.10)

Weighted-average number of common shares outstanding:
Basic	144,463,587	107,404,074

Diluted	144,463,587	107,404,074

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2010 and 2009
(in thousands)

	2010	2009

Cash flows from operating activities:
Net loss	$(9,172)	$(11,090)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Real estate depreciation	88,464	82,729
Corporate asset depreciation as corporate expenses	204	145
Non-cash financing costs as interest	1,370	930
Non-cash ground rent	7,092	7,720
Non-cash reversal of penalty interest	(3,134)	—
Impairment of favorable lease asset	—	2,542
Amortization of debt premium and unfavorable contract liabilities	(1,771)	(1,720)
Amortization of deferred income	(564)	(564)
Stock-based compensation	3,967	6,937
Deferred income tax expense (benefit)	2,043	(21,566)
Changes in assets and liabilities:
Prepaid expenses and other assets	788	(430)
Due to/from hotel managers	(2,844)	10,513
Restricted cash	(3,835)	520
Accounts payable and accrued expenses	2,464	3,872

Net cash provided by operating activities	85,072	80,538

Cash flows from investing activities:
Hotel acquisitions	(265,999)	—
Purchase of mortgage loan	(60,601)	—
Cash received from mortgage loan	2,650	—
Purchase of ground lease interest	—	(874)
Hotel capital expenditures	(31,532)	(24,692)
Receipt of deferred key money	—	—
Change in restricted cash	(15,040)	(2,465)

Net cash used in investing activities	(370,522)	(28,031)

Cash flows from financing activities:
Proceeds from mortgage debt	—	43,000
Repayments of mortgage debt	—	(73,409)
Repayments of credit facility	—	(57,000)
Scheduled mortgage debt principal payments	(5,897)	(4,167)
Payment of financing costs	(3,238)	(1,219)
Proceeds from sale of common stock, net	209,690	204,975
Repurchase of shares	(3,961)	(1,057)
Payment of dividends	(4,323)	(80)

Net cash provided by financing activities	192,271	111,043

Net (decrease) increase in cash and cash equivalents	(93,179)	163,550
Cash and cash equivalents, beginning of year	177,380	13,830

Cash and cash equivalents, end of year	$84,201	$177,380

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$47,119	$47,595

Cash paid for income taxes	$846	$1,023

Capitalized interest	$112	$19

Non-Cash Financing Activities:
Unpaid dividends	$—	$41,810

Non-GAAP Financial Measures
The Company uses the following four non-GAAP financial measures that it believes are useful to investors as key measures of its operating performance: (1) EBITDA, (2) FFO, (3) Adjusted EBITDA and (4) Adjusted FFO.
EBITDA represents net (loss) income excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. The Company believes EBITDA is useful to an investor in evaluating its operating performance because it helps investors evaluate and compare the results of its operations from period to period by removing the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization) from its operating results. The Company also uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

	Historical (in 000s)
	Fiscal Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
Net income (loss)	$1,868	$(9,015)	$(9,172)	$(11,090)
Interest expense	15,069	17,935	45,524	51,609
Income tax expense (benefit)	1,839	(7,175)	2,642	(21,031)
Depreciation and amortization	29,186	25,417	88,464	82,729

EBITDA	$47,962	$27,162	$127,458	$102,217

	Full Year Forecast 2011 (in 000s)
	Low End	High End
Net (loss) income	$(1,300)	$2,700
Interest expense	49,000	48,000
Income tax expense (benefit)	7,000	9,000
Depreciation and amortization	94,000	93,000

EBITDA	$148,700	$152,700

The Company computes FFO in accordance with standards established by NAREIT, which defines FFO as net (loss) income determined in accordance with GAAP, excluding gains (losses) from sales of property, plus depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company’s operations without regard to specified non-cash items, such as real estate depreciation and amortization and gain or loss on sale of assets. The Company also uses FFO as one measure in assessing its results.

	Historical (in 000s)
	Fiscal Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
Net income (loss)	$1,868	$(9,015)	$(9,172)	$(11,090)
Real estate related depreciation and amortization	29,186	25,417	88,464	82,729

FFO	$31,054	$16,402	$79,292	$71,639

FFO per share (basic and diluted)	$0.20	$0.14	$0.55	$0.67

	Full Year Forecast 2011 (in 000s)
	Low End	High End
Net (loss) income	$(1,300)	$2,700
Real estate related depreciation and amortization	94,000	93,000

FFO	$92,700	$95,700

FFO per share (basic and diluted)	$0.56	$0.57

The Company also evaluates its performance by reviewing Adjusted EBITDA and Adjusted FFO because it believes that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information regarding the Company’s ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), is beneficial to a complete understanding of the Company’s operating performance. The Company adjusts EBITDA and FFO for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDA and Adjusted FFO:
•	Non-Cash Ground Rent: The Company excludes the non-cash expense incurred from straight lining the rent from its ground lease obligations and the non-cash amortization of its favorable lease assets.

•	The impact of the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with the Company’s acquisitions of the Bethesda Marriott Suites and the Chicago Marriott Downtown. The amortization of the unfavorable contract liabilities does not reflect the underlying performance of the Company.

•	Cumulative effect of a change in accounting principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. The Company excludes these one-time adjustments because they do not reflect its actual performance for that period.

•	Gains from Early Extinguishment of Debt: The Company excludes the effect of gains recorded on the early extinguishment of debt because it believes that including them in EBITDA and FFO is not consistent with reflecting the ongoing performance of its hotels.

•	Impairment Losses: The Company excludes the effect of impairment losses recorded because it believes that including them in EBITDA and FFO is not consistent with reflecting the ongoing performance of its assets. In addition, the Company believes that impairment charges are similar to depreciation expense, which is also excluded from EBITDA and FFO.

•	Gains or Losses on Dispositions: The Company excludes the effect of gains or losses on dispositions from EBITDA because it believes that including them is not consistent with reflecting the ongoing performance of its remaining assets. In addition, gains and losses on dispositions are excluded from the calculation of FFO in accordance with NAREIT standards.

•	Acquisition Costs: The Company excludes acquisition transaction costs expensed during the period because it believes that including these costs in EBITDA and FFO is not consistent with the underlying performance of the Company.

•	Mortgage Loan Interest Payments Received: The Company includes cash payments received on its senior loan secured by the Allerton Hotel in Adjusted EBITDA and Adjusted FFO. GAAP requires the Company to record the cash received from the borrower as a reduction of its basis in the mortgage loan due to the uncertainty over the timing and amount of cash payments on the loan. The Company believes that these cash payments reflect its return on its investment in the mortgage loan and should be included in Adjusted EBITDA and Adjusted FFO as they relate to the operating performance of the Company.

•	Other Non-Cash and / or Unusual Items: The Company excludes the effect of certain non-cash and/or unusual items because it believes that including these costs in EBITDA and FFO is not consistent with the underlying performance of the Company. The Company excluded the remediation costs incurred in connection with the Hurricane Earl damage to Frenchman’s Reef & Morning Star Marriott Beach Resort due to the unusual nature of the hurricane damage.

	Historical (in 000s)
	Fiscal Quarter Ended		Year Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
EBITDA	$47,962	$27,162	$127,458	$102,217
Non-cash ground rent	1,988	2,370	7,092	7,720
Non-cash amortization of unfavorable contract liabilities	(568)	(529)	(1,771)	(1,720)
Management transition costs	—	2,597	—	2,597
Hurricane remediation expense	207	—	1,598	—
Mortgage loan cash payments	1,400	—	2,650	—
Acquisition costs	200	—	1,436	—
Impairment of favorable lease asset	—	1,256	—	2,542

Adjusted EBITDA	$51,189	$32,856	$138,463	$113,356

	Full Year Forecast 2011 (in 000s)
	Low End	High End
EBITDA	$148,700	$152,700
Non-cash ground rent	6,100	6,100
Non-cash amortization of unfavorable contract liabilities	(1,800)	(1,800)
Mortgage loan cash payments	3,000	3,000

Adjusted EBITDA	$156,000	$160,000

	Historical (in 000s)
	Fiscal Quarter Ended		Year Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
FFO	$31,054	$16,402	$79,292	$71,639
Non-cash ground rent	1,988	2,370	7,092	7,720
Non-cash amortization of unfavorable contract liabilities	(568)	(529)	(1,771)	(1,720)
Management transition costs	—	2,597	—	2,597
Hurricane remediation expense	207	—	1,598	—
Mortgage loan cash payments	1,400	—	2,650	—
Acquisition costs	200	—	1,436	—
Impairment of favorable lease asset	—	1,256	—	2,542

Adjusted FFO	$34,281	$22,096	$90,297	$82,778

Adjusted FFO per share (basic and diluted)	$0.22	$0.18	$0.63	$0.77

	Full Year Forecast 2011 (in 000s)
	Low End	High End
FFO	$92,700	$95,700
Non-cash ground rent	6,100	6,100
Non-cash amortization of unfavorable contract liabilities	(1,800)	(1,800)
Mortgage loan cash payments	3,000	3,000

Adjusted FFO	$100,000	$103,000

Adjusted FFO per share (basic and diluted)	$0.60	$0.62

Pro Forma Financial Information
The following table presents selected consolidated quarterly financial information on a pro forma basis. The pro forma financial information below includes the operating results for all of the Company’s 23 hotels as if they were owned since January 1, 2009.

	Consolidated Pro Forma Quarterly Results
	Quarter 1, 2010	Quarter 2, 2010	Quarter 3, 2010	Quarter 4, 2010
RevPAR	$93.83	$116.51	$113.38	$111.61
RevPAR Change from 2009	(3.0%)	6.5%	5.0%	8.3%
Revenues (in thousands)	$121,579	$168,544	$157,506	$209,524
Hotel Adjusted EBITDA (in thousands)	$23,149	$44,972	$37,694	$55,243
Hotel Adjusted EBITDA Margin	19.04%	26.68%	23.93%	26.37%
Hotel Adjusted EBITDA Margin Change from 2009	(78 bps )	106 bps	47 bps	398 bps
Available Rooms	825,509	926,516	926,516	1,224,468
Certain Definitions
In this release, when we discuss “Hotel Adjusted EBITDA,” we exclude from Hotel EBITDA the non-cash expense incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets, the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with the acquisitions of the Bethesda Marriott Suites, the Chicago Marriott Downtown and the Renaissance Charleston and the unusual hurricane damage at the Frenchman’s Reef & Morning Star Marriott Beach Resort. Hotel EBITDA represents hotel net income excluding: (1) interest expense; (2) income taxes; and (3) depreciation and amortization. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues.

DIAMONDROCK HOSPITALITY COMPANY
PRO FORMA HOTEL OPERATIONAL DATA (1)
Schedule of Property Level Results
(in thousands)
(unaudited)

	Fiscal Quarter Ended December 31,			Fiscal Year Ended December 31,
	2010	2009	% Change	2010	2009	% Change
Revenues:
Rooms	$136,660	$126,376	8.1%	$427,108	$408,286	4.6%
Food and beverage	62,673	60,935	2.9%	197,422	193,111	2.2%
Other	10,191	10,081	1.1%	32,623	35,672	(8.5)%

Total revenues	209,524	197,392	6.1%	657,153	637,069	3.2%

Operating Expenses:
Rooms	35,406	33,471	5.8%	112,131	106,742	5.0%
Food and beverage	41,696	41,473	0.5%	133,442	133,776	(0.2)%
Other direct departmental	5,526	5,571	(0.8)%	18,478	19,627	(5.9)%
General and administrative	18,546	17,818	4.1%	58,987	56,802	3.8%
Utilities	8,288	8,270	0.2%	27,123	26,613	1.9%
Repairs and maintenance	10,262	9,685	6.0%	31,577	31,049	1.7%
Sales and marketing	15,784	15,173	4.0%	49,669	47,600	4.3%
Base management fees	5,731	5,313	7.9%	17,767	16,998	4.5%
Incentive management fees	2,663	1,631	63.3%	5,160	4,321	19.4%
Property taxes	3,742	8,081	(53.7)%	22,134	27,005	(18.0)%
Ground rent	4,341	4,225	2.7%	13,746	13,453	2.2%
Other fixed expenses	3,923	3,927	(0.1)%	12,934	11,852	9.1%

Total operating expenses	155,908	154,638	0.8%	503,148	495,838	1.5%

Hotel EBITDA	53,616	42,754	25.4%	154,005	141,231	9.0%

Non-cash ground rent	1,988	2,019	(1.5)%	7,092	6,803	4.2%
Non-cash amortization of unfavorable contract liabilities	(568)	(568)	(0.0)%	(1,845)	(1,845)	0.0%
Hurricane expense	207	—	100%	1,598	—	100%

Hotel Adjusted EBITDA	$55,243	$44,205	25.0%	$160,850	$146,189	10.0%

Hotel Adjusted EBITDA Margin	26.37%	22.39%	398 bps	24.48%	22.95%	153 bps

(1)	Assumes the Company owned all of its 23 hotels for all of 2010 and 2009.

Market Capitalization as of December 31, 2010
(in thousands, except per share data)

Enterprise Value

Common equity capitalization (at December 31, 2010 closing price of $12.00/share)	$1,873,615
Consolidated debt	780,880
Cash and cash equivalents	(84,201)

Total enterprise value	$2,570,294

Share Reconciliation

Common shares outstanding	154,571

Unvested restricted stock held by management and employees	1,549
Share grants under deferred compensation plan held by directors	15

Combined shares outstanding	156,135

Debt Summary as of December 31, 2010
(dollars in thousands)

			Outstanding
Property	Interest Rate	Term	Principal	Maturity

Courtyard Manhattan / Midtown East	8.810%	Fixed	$42,641	October 2014
Salt Lake City Marriott Downtown	5.500%	Fixed	31,699	January 2015
Courtyard Manhattan / Fifth Avenue	6.480%	Fixed	51,000	June 2016
Los Angeles Airport Marriott	5.300%	Fixed	82,600	July 2015
Marriott Frenchman’s Reef	5.440%	Fixed	60,558	August 2015
Renaissance Worthington	5.400%	Fixed	56,343	July 2015
Orlando Airport Marriott	5.680%	Fixed	59,000	January 2016
Chicago Marriott Downtown	5.975%	Fixed	217,039	April 2016
Austin Renaissance Hotel	5.507%	Fixed	83,000	December 2016
Waverly Renaissance Hotel	5.503%	Fixed	97,000	December 2016
Senior Unsecured Credit Facility	LIBOR + 3.00	Variable	—	August 2013

Total Debt			$780,880

Pro Forma Operating Statistics — Fourth Quarter (1)

	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	4Q 2010	4Q 2009	B/(W)	4Q 2010	4Q 2009	B/(W)	4Q 2010	4Q 2009	B/(W)	4Q 2010	4Q 2009	B/(W)

Atlanta Alpharetta	$121.65	$118.29	2.8%	62.6%	59.7%	2.9%	$76.13	$70.64	7.8%	26.06%	25.36%	70bps
Westin Atlanta North (2)	$102.57	$96.63	6.1%	66.5%	66.1%	0.4%	$68.25	$63.89	6.8%	10.01%	12.33%	-232bps
Atlanta Waverly	$127.40	$128.97	(1.2%)	62.4%	54.0%	8.4%	$79.54	$69.65	14.2%	24.05%	21.00%	305bps
Renaissance Austin	$148.96	$144.94	2.8%	60.1%	53.0%	7.1%	$89.58	$76.76	16.7%	31.01%	26.12%	489bps
Bethesda Marriott Suites	$170.30	$164.64	3.4%	64.2%	65.0%	(0.8%)	$109.39	$106.99	2.2%	28.56%	25.01%	355bps
Boston Westin (2)	$205.54	$199.70	2.9%	62.4%	66.4%	(4.0%)	$128.31	$132.54	(3.2%)	24.37%	25.82%	-145bps
Renaissance Charleston	$160.63	$145.19	10.6%	80.4%	81.2%	(0.8%)	$129.18	$117.85	9.6%	33.99%	31.13%	286bps
Hilton Garden Inn Chelsea (2)	$239.52	$187.58	27.7%	93.8%	94.1%	(0.3%)	$224.72	$176.57	27.3%	51.97%	44.56%	741bps
Chicago Marriott	$202.07	$188.27	7.3%	73.8%	74.9%	(1.1%)	$149.12	$141.00	5.8%	35.99%	23.74%	1225bps
Chicago Conrad (2)	$205.31	$202.32	1.5%	85.5%	76.4%	9.1%	$175.52	$154.55	13.6%	43.87%	28.58%	1529bps
Courtyard Fifth Avenue	$297.43	$288.33	3.2%	86.8%	87.0%	(0.2%)	$258.18	$250.85	2.9%	39.66%	36.69%	297bps
Courtyard Midtown East	$294.21	$270.55	8.7%	86.2%	84.6%	1.6%	$253.64	$228.89	10.8%	42.04%	38.90%	314bps
Frenchman’s Reef (2) (3)	$187.58	$187.30	0.1%	76.2%	69.0%	7.2%	$142.88	$129.32	10.5%	(0.78%)	(4.11)%	333bps
Griffin Gate Marriott	$208.76	$128.69	62.2%	58.9%	62.3%	(3.4%)	$123.06	$80.14	53.6%	39.42%	28.90%	1052bps
Los Angeles Airport	$98.85	$101.51	(2.6%)	79.6%	71.5%	8.1%	$78.65	$72.61	8.3%	14.23%	15.13%	-90bps
Hilton Minneapolis (2)	$139.22	$134.57	3.5%	66.4%	68.1%	(1.7%)	$92.49	$91.70	0.9%	26.00%	29.53%	-353bps
Oak Brook Hills	$110.95	$109.31	1.5%	49.7%	43.3%	6.4%	$55.17	$47.30	16.6%	11.06%	10.07%	99bps
Orlando Airport Marriott	$91.65	$96.04	(4.6%)	75.2%	68.6%	6.6%	$68.90	$65.86	4.6%	26.14%	21.33%	481bps
Salt Lake City Marriott	$121.43	$123.37	(1.6%)	54.3%	48.4%	5.9%	$65.95	$59.67	10.5%	20.08%	18.12%	196bps
The Lodge at Sonoma	$210.75	$200.56	5.1%	68.6%	62.5%	6.1%	$144.48	$125.37	15.2%	20.97%	18.95%	202bps
Torrance Marriott South Bay	$102.79	$99.13	3.7%	76.1%	78.6%	(2.5%)	$78.25	$77.95	0.4%	21.27%	22.01%	-74bps
Vail Marriott (2)	$190.13	$186.77	1.8%	51.8%	40.6%	11.2%	$98.54	$75.90	29.8%	6.40%	2.00%	440bps
Renaissance Worthington	$159.88	$160.88	(0.6%)	61.7%	65.2%	(3.5%)	$98.58	$104.93	(6.1%)	24.21%	22.59%	162bps

Total/Weighted Average (3)	$162.32	$155.41	4.4%	68.8%	66.3%	2.5%	$111.61	$103.09	8.3%	26.37%	22.39%	398bps

(1)	The pro forma operating statistics assume the Company owned all of its 23 hotels for all of 2010 and 2009.

(2)	The hotel reports results on a monthly basis. The data presented is based upon the Company’s reporting calendar for the fourth quarter and includes the months of September, October, November and December.

(3)	The calculation of RevPAR has been adjusted to remove 8,880 rooms from available rooms due to the closure of 80 rooms in the Sea Cliff building at Frenchman’s Reef during the Hurricane Earl remediation.

Pro Forma Operating Statistics — Full Year (1)

	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	2010	2009	B/(W)	2010	2009	B/(W)	2010	2009	B/(W)	2010	2009	B/(W)

Atlanta Alpharetta	$119.51	$122.60	(2.5%)	66.0%	60.0%	6.0%	$78.86	$73.53	7.2%	24.97%	25.62%	-65bps
Westin Atlanta North	$102.45	$100.29	2.2%	69.8%	67.7%	2.1%	$71.51	$67.91	5.3%	13.41%	12.47%	94bps
Atlanta Waverly	$126.88	$131.96	(3.8%)	64.0%	60.8%	3.2%	$81.20	$80.25	1.2%	27.86%	22.62%	524bps
Renaissance Austin	$143.89	$146.03	(1.5%)	61.2%	59.4%	1.8%	$88.11	$86.68	1.6%	29.41%	28.59%	82bps
Bethesda Marriott Suites	$164.47	$167.61	(1.9%)	66.3%	63.7%	2.6%	$109.00	$106.83	2.0%	25.42%	24.19%	123bps
Boston Westin	$192.34	$194.46	(1.1%)	67.2%	67.9%	(0.7%)	$129.20	$132.05	(2.2%)	23.82%	26.64%	-282bps
Renaissance Charleston	$157.65	$154.10	2.3%	83.2%	79.6%	3.6%	$131.18	$122.64	7.0%	33.49%	30.73%	276bps
Hilton Garden Inn Chelsea	$202.29	$174.07	16.2%	91.3%	84.5%	6.8%	$184.68	$147.13	25.5%	44.39%	37.79%	660bps
Chicago Marriott	$184.50	$175.12	5.4%	72.3%	74.2%	(1.9%)	$133.43	$129.92	2.7%	24.50%	21.05%	345bps
Chicago Conrad	$186.54	$187.34	(0.4%)	80.3%	74.8%	5.5%	$149.83	$140.10	6.9%	30.31%	24.70%	561bps
Courtyard Fifth Avenue	$254.90	$232.61	9.6%	86.3%	88.7%	(2.4%)	$220.05	$206.28	6.7%	29.82%	26.93%	289bps
Courtyard Midtown East	$244.03	$222.50	9.7%	85.8%	85.3%	0.5%	$209.26	$189.72	10.3%	33.45%	30.22%	323bps
Frenchman’s Reef (2)	$219.91	$212.52	3.5%	82.2%	81.6%	0.6%	$180.84	$173.39	4.3%	19.40%	18.79%	61bps
Griffin Gate Marriott	$148.75	$124.57	19.4%	62.2%	62.6%	(0.4%)	$92.59	$78.00	18.7%	28.87%	25.03%	384bps
Los Angeles Airport	$101.36	$106.58	(4.9%)	81.6%	73.5%	8.1%	$82.67	$78.39	5.5%	15.22%	15.93%	-71bps
Hilton Minneapolis	$134.12	$132.53	1.2%	71.9%	67.4%	4.5%	$96.37	$89.37	7.8%	27.92%	26.29%	163bps
Oak Brook Hills	$108.05	$114.92	(6.0%)	51.7%	43.0%	8.7%	$55.90	$49.47	13.0%	10.39%	13.23%	-284bps
Orlando Airport Marriott	$95.74	$102.77	(6.8%)	72.7%	73.1%	(0.4%)	$69.59	$75.08	(7.3%)	21.41%	25.39%	-398bps
Salt Lake City Marriott	$130.12	$131.66	(1.2%)	54.1%	52.0%	2.1%	$70.36	$68.40	2.9%	24.55%	21.74%	281bps
The Lodge at Sonoma	$197.93	$193.23	2.4%	68.3%	61.9%	6.4%	$135.13	$119.52	13.1%	16.56%	13.63%	293bps
Torrance Marriott South Bay	$101.34	$107.82	(6.0%)	79.8%	73.5%	6.3%	$80.82	$79.22	2.0%	20.23%	22.25%	-202bps
Vail Marriott	$220.44	$205.19	7.4%	61.1%	56.2%	4.9%	$134.71	$115.30	16.8%	26.15%	19.83%	632bps
Renaissance Worthington	$159.10	$161.48	(1.5%)	64.8%	65.0%	(0.2%)	$103.07	$104.91	(1.8%)	28.19%	26.78%	141bps

Total/Weighted Average (2)	$154.66	$153.17	1.0%	70.8%	68.1%	2.7%	$109.43	$104.38	4.8%	24.48%	22.95%	153bps

(1)	The pro forma operating statistics assume the Company owned all of its 23 hotels for all of 2010 and 2009.

(2)	The calculation of RevPAR has been adjusted to remove 8,880 rooms from available rooms due to the closure of 80 rooms in the Sea Cliff building at Frenchman’s Reef during the Hurricane Earl remediation.

Pro Forma Hotel Adjusted EBITDA Reconciliation

	Fourth Quarter 2010 (1)
					Plus:	Equals:
	Total	Net Income /	Plus:	Plus:	Non-Cash	Hotel Adjusted
	Revenues	(Loss)	Depreciation	Interest Expense	Adjustments (2)	EBITDA

Atlanta Alpharetta	$4,168	$660	$426	$—	$—	$1,086
Westin Atlanta North (3)	$4,915	$(115)	$607	$—	$—	$492
Atlanta Waverly	$9,716	$(767)	$1,436	$1,668	$—	$2,337
Renaissance Austin	$9,157	$223	$1,186	$1,431	$—	$2,840
Bethesda Marriott Suites	$4,794	$(1,286)	$720	$—	$1,935	$1,369
Boston Westin (3)	$20,862	$958	$3,970	$—	$156	$5,084
Renaissance Charleston	$2,945	$594	$446	$—	$(39)	$1,001
Hilton Garden Inn Chelsea (3)	$4,762	$1,914	$561	$—	$—	$2,475
Chicago Marriott	$29,326	$2,676	$4,277	$4,086	$(486)	$10,553
Chicago Conrad (3)	$8,790	$2,362	$1,494	$—	$—	$3,856
Courtyard Fifth Avenue	$5,411	$435	$582	$1,065	$64	$2,146
Courtyard Midtown East	$9,172	$1,904	$722	$1,230	$—	$3,856
Frenchman’s Reef (3)	$11,775	$(2,516)	$1,284	$933	$207	$(92)
Griffin Gate Marriott	$9,575	$2,699	$1,076	$—	$(1)	$3,774
Los Angeles Airport	$15,149	$(1,070)	$1,844	$1,381	$—	$2,155
Hilton Minneapolis (3)	$15,308	$2,138	$2,222	$—	$(380)	$3,980
Oak Brook Hills	$6,193	$(683)	$1,201	$—	$167	$685
Orlando Airport Marriott	$5,620	$(706)	$1,128	$1,047	$—	$1,469
Salt Lake City Marriott	$5,897	$(347)	$979	$552	$—	$1,184
The Lodge at Sonoma	$5,122	$626	$448	$—	$—	$1,074
Torrance Marriott South Bay	$6,285	$244	$1,093	$—	$—	$1,337
Vail Marriott (3)	$5,769	$(324)	$693	$—	$—	$369
Renaissance Worthington	$8,813	$380	$791	$959	$4	$2,134

Total	$209,524	$9,999	$29,186	$14,352	$1,627	$55,243

(1)	Assumes the Company owned all of its 23 hotels for all of 2010.

(2)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of favorable lease assets, the non-cash amortization of unfavorable contract liabilities and the unusual hurricane remediation expense at Frenchman’s Reef.

(3)	The hotel reports results on a monthly basis. The amounts presented are based on the Company’s reporting calendar for the fourth quarter and include the months of September, October, November and December.

Pro Forma Hotel Adjusted EBITDA Reconciliation

	Fourth Quarter 2009 (1)
					Plus:	Equals:
	Total	Net Income /	Plus:	Plus:	Non-Cash	Hotel Adjusted
	Revenues	(Loss)	Depreciation	Interest Expense	Adjustments (2)	EBITDA

Atlanta Alpharetta	$3,715	$567	$375	$—	$—	$942
Westin Atlanta North (3)	$4,759	$44	$543	$—	$—	$587
Atlanta Waverly	$8,290	$(1,242)	$1,330	$1,653	$—	$1,741
Renaissance Austin	$8,270	$(512)	$1,255	$1,417	$—	$2,160
Bethesda Marriott Suites	$4,310	$(1,604)	$669	$68	$1,945	$1,078
Boston Westin (3)	$21,885	$1,651	$3,844	$—	$156	$5,651
Renaissance Charleston	$2,740	$430	$463	$—	$(40)	$853
Hilton Garden Inn Chelsea	$3,761	$1,117	$559	$—	$—	$1,676
Chicago Marriott	$28,559	$(966)	$4,149	$4,084	$(486)	$6,781
Chicago Conrad (3)	$7,733	$683	$1,527	$—	$—	$2,210
Courtyard Fifth Avenue	$5,209	$207	$584	$1,056	$64	$1,911
Courtyard Midtown East	$8,231	$1,289	$693	$1,220	$—	$3,202
Frenchman’s Reef (3)	$12,079	$(5,795)	$1,123	$4,175	$—	$(497)
Griffin Gate Marriott	$7,419	$1,014	$1,047	$84	$(1)	$2,144
Los Angeles Airport	$13,955	$(971)	$1,715	$1,367	$—	$2,111
Minneapolis Hilton	$15,157	$2,608	$2,225	$—	$(357)	$4,476
Oak Brook Hills	$5,582	$(611)	$1,006	$—	$167	$562
Orlando Airport Marriott	$5,734	$(789)	$975	$1,037	$—	$1,223
Salt Lake City Marriott	$5,370	$(609)	$1,011	$571	$—	$973
The Lodge at Sonoma	$4,485	$312	$538	$—	$—	$850
Torrance Marriott South Bay	$6,501	$419	$1,012	$—	$—	$1,431
Vail Marriott (3)	$4,555	$(885)	$976	$—	$—	$91
Renaissance Worthington	$9,093	$40	$1,047	$963	$4	$2,054

Total	$197,392	$(3,603)	$28,666	$17,695	$1,452	$44,205

(1)	Assumes the Company owned all of its 23 hotels for all of 2009.

(2)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets and the non-cash amortization of our unfavorable contract liabilities.

(3)	The hotel reports results on a monthly basis. The data presented is based upon the Company’s reporting calendar and includes the months of September, October, November, and December.

Hotel Adjusted EBITDA Reconciliation

	Full Year 2010 (1)
					Plus:	Equals:
	Total	Net Income /	Plus:	Plus:	Non-Cash	Hotel Adjusted
	Revenues	(Loss)	Depreciation	Interest Expense	Adjustments (2)	EBITDA
Atlanta Alpharetta	$13,581	$2,108	$1,283	$—	$—	$3,391
Westin Atlanta North	$15,427	$196	$1,873	$—	$—	$2,069
Atlanta Waverly	$30,337	$(1,577)	$4,591	$5,438	$—	$8,452
Renaissance Austin	$29,085	$(159)	$4,051	$4,663	$—	$8,555
Bethesda Marriott Suites	$14,783	$(4,790)	$2,244	$—	$6,303	$3,757
Boston Westin	$63,397	$1,951	$12,640	$—	$507	$15,098
Renaissance Charleston	$9,784	$1,827	$1,575	$—	$(126)	$3,276
Hilton Garden Inn Chelsea	$11,739	$3,139	$2,071	$—	$—	$5,210
Chicago Marriott	$86,439	$(4,532)	$13,919	$13,371	$(1,581)	$21,177
Chicago Conrad	$22,929	$2,137	$4,813	$—	$—	$6,950
Courtyard Fifth Avenue	$15,041	$(1,086)	$1,892	$3,470	$209	$4,485
Courtyard Midtown East	$24,762	$1,983	$2,283	$4,017	$—	$8,283
Frenchman’s Reef	$48,895	$3,244	$4,456	$188	$1,598	$9,486
Griffin Gate Marriott	$25,627	$4,044	$3,358	$—	$(4)	$7,398
Los Angeles Airport	$49,848	$(2,695)	$5,780	$4,502	$—	$7,587
Hilton Minneapolis	$46,780	$6,813	$7,299	$—	$(1,051)	$13,061
Oak Brook Hills	$20,216	$(1,883)	$3,442	$—	$542	$2,101
Orlando Airport Marriott	$18,494	$(2,806)	$3,354	$3,411	$—	$3,959
Salt Lake City Marriott	$20,247	$21	$3,124	$1,825	$—	$4,970
The Lodge at Sonoma	$15,409	$1,135	$1,416	$—	$—	$2,551
Torrance Marriott South Bay	$20,281	$753	$3,350	$—	$—	$4,103
Vail Marriott	$23,822	$3,619	$2,610	$—	$—	$6,229
Renaissance Worthington	$30,230	$2,379	$2,990	$3,141	$11	$8,521

Total	$657,153	$15,820	$94,414	$44,026	$6,408	$160,850

(1)	Assumes the Company owned all of its 23 hotels for all of 2010.

(2)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of favorable lease assets, the non-cash amortization of unfavorable contract liabilities and the unusual hurricane remediation expense at Frenchman’s Reef.

Hotel Adjusted EBITDA Reconciliation

	Full Year 2009 (1)
					Plus:	Equals:
	Total	Net Income /	Plus:	Plus:	Non-Cash	Hotel Adjusted
	Revenues	(Loss)	Depreciation	Interest Expense	Adjustments (2)	EBITDA

Atlanta Alpharetta	$12,455	$2,010	$1,181	$—	$—	$3,191
Westin Atlanta North	$14,730	$(265)	$2,102	$—	$—	$1,837
Atlanta Waverly	$29,562	$(3,025)	$4,277	$5,436	$—	$6,688
Renaissance Austin	$29,152	$(344)	$4,019	$4,660	$—	$8,335
Bethesda Marriott Suites	$14,126	$(5,251)	$2,165	$182	$6,321	$3,417
Boston Westin	$65,517	$4,548	$12,398	$—	$507	$17,453
Renaissance Charleston	$9,227	$1,346	$1,615	$—	$(126)	$2,835
Hilton Garden Inn Chelsea	$9,383	$1,472	$2,071	$—	$—	$3,546
Chicago Marriott	$86,686	$(7,511)	$13,905	$13,435	$(1,581)	$18,248
Chicago Conrad	$21,834	$579	$4,814	$—	$—	$5,393
Courtyard Fifth Avenue	$14,111	$(1,767)	$1,889	$3,471	$207	$3,800
Courtyard Midtown East	$22,561	$1,815	$2,238	$2,764	$—	$6,817
Frenchman’s Reef	$48,159	$(833)	$3,317	$6,564	$—	$9,048
Griffin Gate Marriott	$23,325	$1,315	$3,416	$1,111	$(4)	$5,838
Los Angeles Airport	$47,712	$(2,448)	$5,555	$4,493	$—	$7,600
Minneapolis Hilton	$42,776	$5,019	$7,302	$—	$(1,072)	$11,246
Oak Brook Hills	$19,605	$(1,232)	$3,283	$—	$542	$2,593
Orlando Airport Marriott	$20,765	$(1,334)	$3,196	$3,410	$—	$5,272
Salt Lake City Marriott	$19,513	$(693)	$3,052	$1,883	$—	$4,242
The Lodge at Sonoma	$13,889	$(201)	$2,094	$—	$—	$1,893
Torrance Marriott South Bay	$20,772	$1,318	$3,304	$—	$—	$4,622
Vail Marriott	$20,683	$950	$3,151	$—	$—	$4,101
Renaissance Worthington	$30,526	$1,616	$3,372	$3,175	$11	$8,174

Total	$637,069	$(2,916)	$93,716	$50,584	$4,805	$146,189

(1)	Assumes the Company owned all of its 23 hotels for all of 2009.

(2)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of favorable lease assets, the non-cash amortization of unfavorable contract liabilities and the unusual hurricane remediation expense at Frenchman’s Reef.